EXHIBIT 23    Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-161227) and Form S-8 (No. 333-179307, No. 333-166583, No. 333-163899, No. 33-51791, No. 33-60053, No. 333-22391, No. 333-31903, No. 333-64207, No. 333-90785, No. 333-107839, No. 333-129395 and No. 333-147994) of Cigna Corporation of our reports dated February 24, 2011 relating to the financial statements, the financial statement schedules and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 23, 2012